Conflict Minerals Report of Micropac Industries, Inc.

 For the reporting period from January 1, 2016 to December 31, 2016

Introduction

This Conflict Minerals Report of Micropac Industries Inc. (“Micropac Industries” or the “Company”) has been prepared pursuant to Rule 13p-1 (“Rule 13p-1”) and Form SD promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period of January 1, 2016 to December 31, 2016.

Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in such Rule are necessary to the functionality or production of those products.  The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (the “Conflict Minerals”).  The “Covered Countries” for the purposes of Rule 13p-1 are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Micropac Industries, Inc. provides power management and controls, sensors and displays, and optocoupler products, components and assemblies and offers a wide range of products sold to the industrial, medical, military, aerospace and space markets. The Company manufactures products for which Conflict Minerals are necessary to their functionality or production.

Description of the Company’s Products Covered by this CMR

The Company’s core technology is the packaging and interconnecting of multi-chip microelectronics modules. Other technologies include light emitting and light sensitive materials and products, including light emitting diodes and silicon phototransistors used in the Company’s optoelectronic components and assemblies.

The Company provides power management and controls, sensors and displays, and optocouplers products, components and assemblies and offers a wide range of products sold to the industrial, medical, military, aerospace and space markets.

The Company’s basic products and technologies include custom design hybrid microelectronic circuits, solid state relays and power controllers, custom optoelectronic assemblies and components, optocouplers, light-emitting diodes, hall-Effect devices, displays, power operational amplifiers, fiber optic components and assemblies, high temperature (200º C) products. Micropac’s products are primarily sold to original equipment manufacturers (OEM’s) who serve the following major markets:

•	Military/Aerospace – aircraft instrumentation, guidance and navigations systems, control circuitry, power supplies, laser positioning
•	Space – control circuitry, power monitoring and sensing
•	Industrial – power control equipment, robotics

The Company’s conducted an analysis of the products that we manufacture or contract to manufacture and found that 3TG are in substantially all of our products and are required for the functionality of the product.

The Company’s Reasonable Country of Origin Inquiry and Due Diligence Process

Micropac supports the Dodd-Frank Act’s objective of preventing armed groups in the Covered Countries from benefitting from the sourcing of Conflict Minerals from that region. We are committed to responsible sourcing of materials for our products, including the sourcing of Conflict Minerals, and we expect that our suppliers are likewise committed to responsible sourcing. To that end, our suppliers are expected to take steps to determine if their products contain Conflict Minerals and if so, implement supply chain due diligence processes to identify sources of these minerals and support efforts to eradicate the use of Conflict Minerals which directly or indirectly finance or benefit armed groups in the Covered Countries.

Micropac Industries is a downstream company in the supply chain and its due diligence practices were tailored accordingly. The Company used the CFSI practical guidance for downstream companies that identifies five due diligence steps.

Step 1: Establish Strong Company Management Systems

Step 2: Identify and Assess Risks in the Supply Chain

Step 3: Design and Implement a Strategy to Respond to Identified Risks

Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence

Step 5: Report Annually on Supply Chain Due Diligence

Micropac Industries conducted a reasonable country of origin inquiry (RCOI) of the Company major suppliers of components or materials that may contain conflict minerals to determine if the Company has reason to believe that the conflict minerals may have originated in the DRC or an adjoining country (the covered country).

The RCOI consisted of supplier surveys, including the “EICC/GeSI Conflict Minerals Reporting Template and resources provided by the Conflict-Free Sourcing Initiative (“CFSI”), including the Conflict-Free Smelter Program (“CFSP”).

The Company had 80% of the supplier base complete and returned the template. Seven of the Company’s suppliers reported smelters as unknown at this time. The majority of suppliers confirmed that their products did not contain conflict minerals originating from the DRC or adjoining country.

Due Diligence Results

Based on the information provided by the Company supply chain and the Company’s due diligence process, the Company identified 310 Smelters or Refineries (SORs) used to process conflict minerals in the covered products. Of the 310 SORs, 243 were complaint and 12 were active based on the CFSP protocol. The other 55 SORs have not received compliant or active status.

The 310 SOR facilities that were identified pursuant to the due diligence process are set forth below.

Metal	Smelter Name	Smelter Country	Smelter ID	Status
Gold	Advanced Chemical Company	UNITED STATES	CID000015	COMPLIANT
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	COMPLIANT
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	COMPLIANT
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	COMPLIANT
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	COMPLIANT
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	COMPLIANT
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	COMPLIANT
Gold	Asahi Pretec Corp.	JAPAN	CID000082	COMPLIANT
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	COMPLIANT
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	COMPLIANT
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	COMPLIANT
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	COMPLIANT
Gold	AURA-II	UNITED STATES	CID002851
Gold	Aurubis AG	GERMANY	CID000113	COMPLIANT

Gold	Bangalore Refinery	INDIA	CID002863	ACTIVE
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	COMPLIANT
Gold	Boliden AB	SWEDEN	CID000157	COMPLIANT
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	COMPLIANT
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	COMPLIANT
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233	COMPLIANT
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)	CID000328	COMPLIANT
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	DODUCO GmbH	GERMANY	CID000362	COMPLIANT
Gold	Dowa	JAPAN	CID000401	COMPLIANT
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)	CID000359	COMPLIANT
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	COMPLIANT
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	COMPLIANT
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Gold	Geib Refining Corporation	UNITED STATES	CID002459	COMPLIANT
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Gujarat Gold Centre	INDIA	CID002852
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	COMPLIANT
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707	COMPLIANT
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	COMPLIANT
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	COMPLIANT
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	COMPLIANT
Gold	Istanbul Gold Refinery	TURKEY	CID000814	COMPLIANT
Gold	Japan Mint	JAPAN	CID000823	COMPLIANT
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	COMPLIANT
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	COMPLIANT
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	COMPLIANT
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	COMPLIANT

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957	COMPLIANT
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	COMPLIANT
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511	ACTIVE
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	COMPLIANT
Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)	CID002605	COMPLIANT
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	COMPLIANT
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)	CID001078	COMPLIANT
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Materion	UNITED STATES	CID001113	COMPLIANT
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	COMPLIANT
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	COMPLIANT
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	COMPLIANT
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	COMPLIANT
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	COMPLIANT
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	COMPLIANT
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	COMPLIANT
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	COMPLIANT
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	COMPLIANT
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	COMPLIANT
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	ACTIVE
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	COMPLIANT
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	COMPLIANT
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	ACTIVE
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	COMPLIANT
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	COMPLIANT
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	COMPLIANT
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	COMPLIANT
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	COMPLIANT
Gold	PAMP S.A.	SWITZERLAND	CID001352	COMPLIANT
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	COMPLIANT
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	COMPLIANT
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	COMPLIANT

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	COMPLIANT
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582
Gold	Republic Metals Corporation	UNITED STATES	CID002510	COMPLIANT
Gold	Royal Canadian Mint	CANADA	CID001534	COMPLIANT
Gold	SAAMP	FRANCE	CID002761	COMPLIANT
Gold	Sabin Metal Corp.	UNITED STATES	CID001546
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	ACTIVE
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)	CID001555	COMPLIANT
Gold	Samwon Metals Corp.	KOREA (REPUBLIC OF)	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	COMPLIANT
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	COMPLIANT
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	COMPLIANT
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	COMPLIANT
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	COMPLIANT
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	COMPLIANT
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	COMPLIANT
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	COMPLIANT
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	COMPLIANT
Gold	T.C.A S.p.A	ITALY	CID002580	COMPLIANT
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	COMPLIANT
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	COMPLIANT
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	COMPLIANT
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587	ACTIVE
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA (REPUBLIC OF)	CID001955	COMPLIANT
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	COMPLIANT
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	COMPLIANT
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	COMPLIANT
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	COMPLIANT
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854
Gold	Valcambi S.A.	SWITZERLAND	CID002003	COMPLIANT
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	COMPLIANT
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	COMPLIANT

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	COMPLIANT
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	COMPLIANT
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	COMPLIANT
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	COMPLIANT
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	COMPLIANT
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	COMPLIANT
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	COMPLIANT
Tantalum	Duoluoshan	CHINA	CID000410	COMPLIANT
Tantalum	E.S.R. Electronics	UNITED STATES	CID002590
Tantalum	Exotech Inc.	UNITED STATES	CID000456	COMPLIANT
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	COMPLIANT
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	COMPLIANT
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	COMPLIANT
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	COMPLIANT
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	COMPLIANT
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	COMPLIANT
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545	COMPLIANT
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	COMPLIANT
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	COMPLIANT
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	COMPLIANT
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	COMPLIANT
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	COMPLIANT
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731	COMPLIANT
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	COMPLIANT
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	COMPLIANT
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	COMPLIANT
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	COMPLIANT
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	COMPLIANT
Tantalum	KEMET Blue Metals	MEXICO	CID002539	COMPLIANT
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	COMPLIANT
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	COMPLIANT
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	COMPLIANT
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	COMPLIANT
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	COMPLIANT
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	COMPLIANT
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200	COMPLIANT
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	COMPLIANT
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	QuantumClean	UNITED STATES	CID001508	COMPLIANT

Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	COMPLIANT
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	COMPLIANT
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	COMPLIANT
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	COMPLIANT
Tantalum	Telex Metals	UNITED STATES	CID001891	COMPLIANT
Tantalum	Tranzact, Inc.	UNITED STATES	CID002571
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	COMPLIANT
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	COMPLIANT
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	COMPLIANT
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232	COMPLIANT
Tin	Alpha	UNITED STATES	CID000292	COMPLIANT
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	COMPLIANT
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	COMPLIANT
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	COMPLIANT
Tin	CV Ayi Jaya	INDONESIA	CID002570	COMPLIANT
Tin	CV Dua Sekawan	INDONESIA	CID002592	COMPLIANT
Tin	CV Gita Pesona	INDONESIA	CID000306	COMPLIANT
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	COMPLIANT
Tin	CV Tiga Sekawan	INDONESIA	CID002593	COMPLIANT
Tin	CV United Smelting	INDONESIA	CID000315	COMPLIANT
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	COMPLIANT
Tin	Dowa	JAPAN	CID000402	COMPLIANT
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	ACTIVE
Tin	Elmet S.L.U.	SPAIN	CID002774	COMPLIANT
Tin	EM Vinto	BOLIVIA	CID000438	COMPLIANT
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468	COMPLIANT
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	COMPLIANT
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	COMPLIANT
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	ACTIVE
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	COMPLIANT
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	COMPLIANT
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	COMPLIANT
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	COMPLIANT
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	ACTIVE
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	COMPLIANT
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	COMPLIANT
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	COMPLIANT

Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	COMPLIANT
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	COMPLIANT
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773	COMPLIANT
Tin	Mineração Taboca S.A.	BRAZIL	CID001173	COMPLIANT
Tin	Minsur	PERU	CID001182	COMPLIANT
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	COMPLIANT
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	ACTIVE
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	ACTIVE
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	COMPLIANT
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	COMPLIANT
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	COMPLIANT
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	COMPLIANT
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	COMPLIANT
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	COMPLIANT
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	COMPLIANT
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	COMPLIANT
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	COMPLIANT
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	COMPLIANT
Tin	PT Bukit Timah	INDONESIA	CID001428	COMPLIANT
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	COMPLIANT
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	COMPLIANT
Tin	PT Inti Stania Prima	INDONESIA	CID002530	COMPLIANT
Tin	PT Karimun Mining	INDONESIA	CID001448	COMPLIANT
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	COMPLIANT
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	COMPLIANT
Tin	PT O.M. Indonesia	INDONESIA	CID002757	COMPLIANT
Tin	PT Panca Mega Persada	INDONESIA	CID001457	COMPLIANT
Tin	PT Prima Timah Utama	INDONESIA	CID001458	COMPLIANT
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	COMPLIANT
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	COMPLIANT
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	COMPLIANT
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	COMPLIANT
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	COMPLIANT
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	COMPLIANT
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	COMPLIANT
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	COMPLIANT
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493	COMPLIANT
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	COMPLIANT

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	COMPLIANT
Tin	Soft Metais Ltda.	BRAZIL	CID001758	COMPLIANT
Tin	Thaisarco	THAILAND	CID001898	COMPLIANT
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015	COMPLIANT
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	COMPLIANT
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	COMPLIANT
Tin	Yunnan Tin Company Limited	CHINA	CID002180	COMPLIANT
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	COMPLIANT
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	ACTIVE
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	COMPLIANT
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	COMPLIANT
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	COMPLIANT
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	COMPLIANT
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	COMPLIANT
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	COMPLIANT
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	COMPLIANT
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	COMPLIANT
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	COMPLIANT
Tungsten	H.C. Starck GmbH	GERMANY	CID002541	COMPLIANT
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	COMPLIANT
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	COMPLIANT
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	COMPLIANT
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	COMPLIANT
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	COMPLIANT
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	COMPLIANT
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	COMPLIANT
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	COMPLIANT
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	COMPLIANT
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	COMPLIANT
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	COMPLIANT
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	COMPLIANT
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	COMPLIANT
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	COMPLIANT

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	COMPLIANT
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	COMPLIANT
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	COMPLIANT
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	COMPLIANT
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	COMPLIANT
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	COMPLIANT
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	COMPLIANT
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	COMPLIANT
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	COMPLIANT
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	COMPLIANT
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)	CID002843	COMPLIANT
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	COMPLIANT
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	COMPLIANT
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	COMPLIANT
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	COMPLIANT

The Company has reasonably determined that the countries of origin of its necessary Conflict Minerals include those set forth below.

Metal	Smelter Country	Metal	Smelter Country
Gold	AUSTRALIA	Tantalum	AUSTRIA
Gold	AUSTRIA	Tantalum	BRAZIL
Gold	BELGIUM	Tantalum	CHINA
Gold	BRAZIL	Tantalum	ESTONIA
Gold	CANADA	Tantalum	GERMANY
Gold	CHINA	Tantalum	INDIA
Gold	CZECH REPUBLIC	Tantalum	JAPAN
Gold	FRANCE	Tantalum	KAZAKHSTAN
Gold	GERMANY	Tantalum	MEXICO
Gold	INDIA	Tantalum	RUSSIAN FEDERATION
Gold	INDONESIA	Tantalum	THAILAND
Gold	ITALY	Tantalum	UNITED STATES OF AMERICA
Gold	JAPAN	Tin	BELGIUM
Gold	KAZAKHSTAN	Tin	BOLIVIA (PLURINATIONAL STATE OF)
Gold	KOREA (REPUBLIC OF)	Tin	BRAZIL
Gold	KYRGYZSTAN	Tin	CHINA
Gold	MALAYSIA	Tin	INDONESIA
Gold	MEXICO	Tin	JAPAN
Gold	NETHERLANDS	Tin	MALAYSIA
Gold	NEW ZEALAND	Tin	PERU

Gold	PHILIPPINES	Tin	PHILIPPINES
Gold	POLAND	Tin	POLAND
Gold	RUSSIAN FEDERATION	Tin	SPAIN
Gold	SAUDI ARABIA	Tin	TAIWAN, PROVINCE OF CHINA
Gold	SINGAPORE	Tin	THAILAND
Gold	SOUTH AFRICA	Tin	UNITED STATES OF AMERICA
Gold	SPAIN	Tin	VIET NAM
Gold	SUDAN	Tungsten	AUSTRIA
Gold	SWEDEN	Tungsten	BRAZIL
Gold	SWITZERLAND	Tungsten	CHINA
Gold	TAIWAN, PROVINCE OF CHINA	Tungsten	GERMANY
Gold	THAILAND	Tungsten	JAPAN
Gold	TURKEY	Tungsten	KOREA (REPUBLIC OF)
Gold	UNITED ARAB EMIRATES	Tungsten	PHILIPPINES
Gold	UNITED STATES OF AMERICA	Tungsten	RUSSIAN FEDERATION
Gold	UZBEKISTAN	Tungsten	UNITED STATES OF AMERICA
Gold	ZAMBIA	Tungsten	VIET NAM
Gold	ZIMBABWE

Micropac Industries intends to continue to work with our suppliers to improve the due diligence conducted to further determine whether Conflict Minerals in its Covered Products are sourced from the Covered Countries, or are from recycled or scrap sources, and to mitigate the risk that the necessary Conflict Minerals sourced from Covered Countries do not finance or benefit armed groups.